UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

                            BELLAVISTA CAPITAL, INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
    1) Title of each class of securities to which transaction applies:
    2) Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    4) Proposed maximum aggregate value of transaction:
    5) Total fee paid:
[ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)  Amount Previously Paid:
       2)  Form, Schedule or Registration Statement No.:
       3)  Filing Party:
       4)  Date Filed:


--------------------------------------------------------------------------------

                            BellaVista Capital, Inc.

                           15700 Winchester Boulevard
                               Los Gatos, CA 95030
                                 (408) 354-8424

                    Notice of Special Meeting of Shareholders

To Our Shareholders:

You are hereby notified that the Board of Directors has called a Special Meeting of Shareholders of BellaVista Capital, Inc., a Maryland corporation (the "Company"), to be held on Tuesday, September 22, 2009, at 2:00 PM Pacific Daylight Time, at the Jewish Community Center (JCC), 14855 Oka Road, Los Gatos, California.

The Board has called the Special Meeting to hold a vote on the proposals made by MacKenzie Patterson Fuller, LP ("MPF"), and described in MPF's Proxy Statement mailed to shareholders on or about June 5, 2009 and the Company's Proxy Statement mailed to shareholders on or about July 22, 2009. Please note that this Special Meeting is being called by the Board of BellaVista and not by MPF. The Board has determined that the continuing uncertainty resulting from the open ended nature of MPF's hostile takeover proposals has imposed and continues to impose significant burdens on the Company's ability to move forward with the operation of its business. In addition, MPF's hostile takeover actions have and continue to be disruptive and continue to consume valuable management and Board time and attention. Further, MPF's hostile actions have resulted in the Company being forced to incur significant unbudgeted expenses that are directly attributable to these ongoing hostile actions and the uncertainty that these hostile actions have created. Therefore the Company seeks to bring these proposals to a vote to establish certainty in the ongoing management and control of the Company as well as bring an end to the uncalled for and wasteful drain of valuable time and incremental expenses.

The proposals to be voted upon at the meeting are the following:

1. Proposal No. 1:  Expansion of board of directors to nine members by amending bylaws;
2. Proposal No. 2:  Election of the following five directors nominated by MPF to fill vacancies created by Proposal No. 1
                    (increasing the size of board of directors to nine members):
                           C. E. Patterson (Class II Director, term expiring in 2011)
                           Glen Fuller (Class III Director, term expiring in 2010)
                           Chip Patterson (Class I Director, term expiring in 2012)
                           Robert E. Dixon (Class II Director, term expiring in 2011)
                           Christine E. Simpson (Class III Director, term expiring in 2010); and

3. Proposal No. 3:  Engagement of MPF for investment management services for a flat annual fee equal to 2% of the Company's assets.

As noted above, proxy statements describing the matters to be considered at this Special Meeting have been mailed to shareholders by both MPF and the Company. The Board of Directors has fixed the close of business on the date of this notice, September 10, 2009, as the record date for determination of shareholders entitled to notice of, and to vote at, the Special Meeting and at any adjournments thereof. Only the matters described in this Notice may be acted upon at the Special Meeting and no other matters will be considered or voted upon.

Only shareholders of record as of the record date, September 10, 2009, are entitled to be noticed and to vote on these proposals. Shareholders of record may vote either by proxy or by attending the meeting in person.

For all those shareholders who have already returned properly executed proxies during the past several months, and wish to vote by these proxies, no further action is necessary on your part. At the Special Meeting, your proxy will be voted as you have directed in your already submitted proxy by the designated holder of your proxy.

Should you have any questions, please contact Director Patti Wolf at (480) 563-3351 (Please note: 480 is the correct area code).

                                          By Order of the Board of Directors



Los Gatos, California                     Patricia Wolf
September 10, 2009                        Secretary